EXHIBIT 10.39

                         BERJAYA GROUP (CAYMAN) LIMITED
                                    LEVEL 28
                            SHAHZAN PRUDENTIAL TOWER
                             30 JALAN SULTAN ISMAIL
                               50240 KUALA LUMPUR
                                    MALAYSIA

Roadhouse Grill, Inc.
6600 North Andrews Avenue
Suite 160
Ft. Lauderdale, Florida 33309

Gentlemen:

     This agreement (this "Agreement") set forth the terms pursuant to which the undersigned (referred to as ("Purchaser") agrees to purchase 606,060 shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), of Roadhouse Grill, Inc. (the ("Company") for $3.30 (U.S.) per share. The purchase of the Shares shall close on or before October 27,1995. Purchaser further sets forth statements upon which the Company or its affiliates may rely to determine the suitability of the Purchaser to acquire the Shares.

     1. PRIVATE OFFERING. Subject to the terms and conditions set forth in this Agreement, Purchaser hereby tenders this subscription.

     2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER. In connection with Purchaser's investment or subscription, Purchaser hereby makes the following representations, warranties, and agreements and confirms the following understandings:

         (a) INVESTMENT PURPOSE. Purchaser is acquiring the Shares for its own account and for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof.

         (b) REVIEW AND EVALUATION OF INFORMATION REGARDING THE COMPANY. Purchaser and its representatives have received a copy of the Company's Articles of Incorporation, as amended (the "Charter"), and Bylaws. Purchaser and its representatives have received and reviewed the audited financial statements for the year ended January 1, 1995, the unaudited financial statements for the period ending September 10, 1995 as well as the projections of the Company for the balance of 1995. Purchaser and its representatives have received monthly income statements and balance sheets from the Company since April 1, 1994, including the operating statements from the Company's individual restaurants. Purchaser's representatives have attended or have had the opportunity to attend all meetings of the Company's Board of Directors since April 1, 1994, and have met for extended periods with the Company's officers and management. Additionally, Purchaser has

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completed the purchase of either Common Stock or shares of the Company's preferred stock on March 21, 1994, April 8, 1994, June 8, 1994, November 28, 1994 and May 26, 1995.

     Purchaser acknowledges that Purchaser has reviewed the above-referenced documents. Purchaser further acknowledges that Purchaser has had the opportunity to ask the Company's management questions about the Company's business and financial condition and that Purchaser has obtained such information as requested to the extent deemed necessary by Purchaser to permit Purchaser to fully evaluate the merits and risks of an investment in the Company. Further, Purchaser has consulted with such other of its investment and/or accounting and/or legal and/or tax advisors as Purchaser has deemed necessary and appropriate in making the decision to acquire the Shares.

         (c) PURCHASER'S FINANCIAL EXPERIENCE. Purchaser is a sophisticated investor and is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of Purchaser's investment in the Company.

         (d) SUITABILITY OF INVESTMENT. Purchaser has evaluated the merits and risks of Purchaser's proposed investment in the Company, including those risks particular to Purchaser's situation, and has determined that this investment is suitable for Purchaser. Purchaser had adequate financial resources for an investment of this character, and at this time Purchaser could bear a complete loss of its investment.

         (e) UNREGISTERED OFFERING. Purchaser understands that the Shares are not being registered, on the basis that this issuance is exempt from registration under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, as a "transaction by an issuer not involving any public offering," and under such other exemptions as may be available, and that reliance on such exemption is predicated, in part, on Purchaser's representations and warranties contained in this Agreement. Purchaser understands that no action has been taken by the Company which would permit an offering of the Shares or the distribution of any material in relation to the Company or the Shares in any country or jurisdiction where action for that purpose is required by applicable law. Specifically, the Company has taken no action to ensure compliance with the laws of Malaysia in connection with the transactions contemplated hereby.

         (f) LIMITATIONS ON DISPOSITION. The Shares have not been registered under the Act or under applicable state securities laws and, therefore, cannot be sold, assigned, or otherwise transferred unless they are subsequently registered under the Act and under applicable state securities laws or an exemption from such registration is then available. Purchaser hereby agrees that Purchaser will not sell, assign, or transfer the Shares unless they are registered under the Act and under applicable state securities laws or an exemption from such registration is then available, according to an opinion acceptable to the Company. Purchaser represents that Purchaser can afford to hold the Shares for an indefinite period of time. Purchaser further represents that, if requested by an underwriter of the Company's common voting stock, Purchaser will agree not to sell or otherwise

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dispose of the Shares for a period of up to 120 days after the effective date of any registration statement covering the Company's common voting stock.

         (g) ABSENCE OF OFFICIAL EVALUATION. Purchaser understands that no federal or state agency has made any findings or determination as to the fairness of the terms of an investment in the Company, nor any recommendation or endorsement of the Shares offered hereby.

         (h) RESIDENCE. Purchaser is a corporation organized under laws other than those of the United States.

         (i) NON-RELIANCE. Purchaser is not relying on the Company, or its affiliates, or any representation contained herein or in the documents referred to herein with respect to the tax and economic effect of the investment in the Company.

         (j) PROHIBITION ON CANCELLATION, TERMINATION, REVOCATION, TRANSFERABILITY, AND ASSIGNMENT. Purchaser hereby acknowledges and agrees that, except as may be specifically provided herein or by applicable law, Purchaser is not entitled to cancel, terminate, or revoke this Agreement, and this Agreement shall survive any assignment of the Shares. Purchaser further agrees that Purchaser may not transfer or assign the rights under this Agreement, and understands that if the subscription is accepted, the assignment and transferability of the Shares will be restricted.

         (k) INDEMNIFICATION OF THE COMPANY AND ITS AFFILIATES. Purchaser agrees to indemnify and hold harmless the Company and its affiliates against and in respect of any and all loss, liability, claim, damage, deficiency and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses whatsoever (including, but not limited to, and all expenses whatsoever, including attorney's fee, reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever through all appeals) arising out of or based upon any false representation or warranty or breach or failure by Purchaser to comply with any covenant or agreement made by Purchaser herein or in any other document furnished by Purchaser in connection with its subscription.

         (l) AUTHORITY TO ENTER INTO AGREEMENT. The Purchaser has the full right, power, and authority to execute and deliver this Agreement and perform its obligations hereunder.

         (m) OBLIGATION. This Agreement constitutes a valid and legally binding obligation of the Purchaser, and neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby, will constitute a violation of the laws of its jurisdiction or organizing documents.

         (n) APPROVALS REQUIRED. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by the Purchaser or the consummation of the transactions described herein.

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     3.  REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants, as of the date hereof and the time of the Closing, as follows:

         (a) ORGANIZATION, QUALIFICATIONS AND CORPORATE POWER. The Company is a corporation incorporated and organized under the laws of the State of Florida and its status is active, and it is qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, business or properties of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement.

         (b) AUTHORIZATION OF AGREEMENTS, ETC.

             (i) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligation hereunder and the issuance, sale and delivery of the Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Charter of the Company, or the By-laws of the Company, or any provision of any indenture, agreement or to her instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice of lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

             (ii) The Shares have been duly authorized and, when the Shares are issued in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company.

         (c) VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

         (d) AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of (i) 10,000,000 shares of preferred stock and (ii) 30,000,000 shares of Common Stock. Immediately prior to the issuance of the Shares and assuming no conversion of the Series A Preferred Stock, the Series B Preferred Stock or exercise of any of the Company's stock options, 11,150,000 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and 3,525,000 shares of the Series A Preferred Stock and 2,350,025 shares of the Series B Preferred Stock will have been issued. All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.

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         (e) TITLE TO PROPERTIES. The Company has good and marketable title to the properties and assets reflected on the audited balance sheet at January 1, 1995 or acquired by it since the date of those balance sheets (other than properties and assets disposed of in the ordinary course of business since the date of those balance sheets), and all such properties and assets are free and clear of mortgages, pledges, security interests, liens, charges, claims, restrictions and other encumbrances, except for liens for or current taxes not yet due and payable and minor imperfections of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operation of the Company, except as reflected on the audited balance sheet at January 1, 1995 or, with respect to properties and assets acquired after the date of those balance sheets, except as disclosed in SCHEDULE II, which will be delivered by the Company to Purchaser as soon as practicable, but in no event later than ten (10) days from the date hereof.

         (f) LEASEHOLD INTERESTS. Each lease or agreement to which the Company is a party under which it is a lessee of any property, real or personal, is a valid and subsisting agreement without any material default of the Company thereunder and, to the best of the Company's knowledge, without any material default thereunder of any other party thereto. No event has occurred and is continuing which, with due notice or lapse of time or both, would constitute a default or event of default by the Company under any such lease or agreement or, to the best of the Company's knowledge, by any other party thereto. The Company's possession of such property has not been disturbed and, to the best of the Company's knowledge, no claim has been asserted against the Company adverse to its rights in such leasehold interests.

         (g) TAXES. The Company has filed all tax returns, federal, state, county and local, required to be filed by it and, with respect to such state, county and local returns, if not filed would have a material adverse effect on its financial condition, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable, including without limitation all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. All such taxes with respect to which the Company has become obligated pursuant to elections made by the Company in accordance with generally accepted practice have been paid and adequate reserves have been established for all taxes accrued but not yet payable. The federal income tax returns of the Company have never been and are not being audited by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. To the best of the Company's knowledge, there is no tax lien, whether by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company.

         (h) GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 2(n), no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this

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Agreement by the Company or the consummation of the transactions described herein, except as disclosed herein.

     4. REGISTRATION RIGHTS. The Shares being acquired may be registered pursuant to the terms of the Registration Rights Agreement dated February 10, 1994 between the Company and the Purchaser. At the Closing, the Registration Rights Agreement shall be amended to reflect this change.

     5. RIGHT OF FIRST REFUSAL. The Company shall, prior to (or as soon thereafter as is reasonably practical) any issuance by the Company of any of its securities (other than debt securities with no equity feature), offer to Purchaser continuing to hold at least fifty percent (50%) of the Common Stock purchased hereby (the "Eligible Purchaser") by written notice the right, for a period of thirty (30) days, to purchase a pro rata amount (based on the percentage ownership of the Common Stock of the Company assuming the conversion of all Preferred Shares) of such securities on the same terms and conditions for which such securities are to be issued (unless the Eligible Purchaser is unable to meet such terms and conditions, in which case the Eligible Purchaser shall purchase such securities for cash at an amount equal to the price or other consideration for which such securities are to be issued); provided, however, that the first refusal rights of the Eligible Purchasers pursuant to this Section shall not apply to securities issued (A) upon conversion of any of the Series A Preferred Shares or the Series B Preferred Shares, (B) upon exercise of the Option held by J. David Toole, III to purchase 500,000 shares of Common Stock, (C) as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock, (D) pursuant to the Company's Option Plan, and (E) pursuant to a firm commitment underwritten public offering. The Company shall use reasonable efforts to enable Purchaser to purchase shares in the Company's initial public offering equal to Purchaser's proportionate interest in the Company. The Company's written notice to the Eligible Purchasers shall describe the securities proposed to be issued by the Company and specify the number, price and payment terms.

     Each Eligible Purchaser may accept the Company's offer as to the full number of securities offered to it or any lesser number, by written notice thereof given by it to the Company prior to the expiration of the aforesaid thirty (30) day period, in which event the Company shall promptly sell and such Eligible Purchaser shall buy, upon the terms specified, the number of securities agreed to be purchased by such Eligible Purchaser.

         (b) The Company shall be free at any time prior to one hundred twenty
(120) days after the date of its notice of offer pursuant to this Section, to offer and sell to any third party or parties the number of such securities not agreed by the Purchasers or the Eligible Purchasers, as the case may be, to be purchased by them, at a price and on payment terms no less favorable to the Company than those specified in such notice of offer. However, if such third party sale or sales are not consummated within such one hundred twenty (120) day period, the Company shall not sell such

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securities as shall not have been purchased within such period without again complying with this Section.

         (c) In case the Company issues any of its securities at a price per share (or at a price per share of Common Stock assuming their full conversion into Common Stock, if applicable) less than the price per share paid by each Eligible Purchaser hereunder, each Eligible Purchaser shall have a right of over-allotment such that if any Eligible Purchaser fails to exercise such Eligible Purchaser's right hereunder to purchase such Eligible Purchaser's full proportionate share of the securities proposed to be issued (the "Incomplete Purchasers"), the Purchasers purchasing their full respective proportionate share of such securities (the "Complete Purchasers") may purchase the portion of such securities which has not been purchased by the Incomplete Purchasers as hereinafter provided. The Complete Purchasers shall have ten (10) days from the date notice is given by the Company to the Complete Purchasers that such Incomplete Purchasers have rejected or failed to accept their right to purchase their proportionate share of securities, to agree to purchase up to such Complete Purchaser's proportionate share of such securities not purchased by the Incomplete Purchasers. Notwithstanding anything in Section 5(b) to the contrary, as used in this Section 5(c) with respect to the Complete Purchasers only, each Complete Purchaser's "proportionate share" shall be calculated by excluding from the denominator of the fraction the total number of shares of Common Stock of any Incomplete Purchaser and the total number of share of Common Stock into which the shares of such Incomplete Purchaser's Preferred Shares or other convertible securities, if any, are convertible.

     6. MODIFICATION, DISCHARGE, TERMINATION. Neither this Agreement nor any provisions hereof shall be modified, discharged, or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge, or termination is sought.

     7. NOTICES. Any notice, demand, or other communication that any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, registered or certified, return receipt requested, addressed to such address as may be given herein; or (b) delivered personally at such address.

     8. SEPARATE SIGNATURE PAGES. This Agreement may be executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

     9. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the parties' benefit and the benefit of the parties' successors, legal representatives, and assigns.

     10. SURVIVAL OF REPRESENTATIVES, WARRANTIES, COVENANTS AND AGREEMENTS. The representatives, warranties, covenants and agreements contained herein shall survive Purchaser's

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delivery of and payment for the Shares and acceptance by the Company of its subscription to acquire the Shares.

     11. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties, and there are no representations, covenants, or other agreements except as stated or referred to herein.

     12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, both substantive and remedial.

     13. SEVERABILITY. If any provision of this Agreement shall be held to be void or unenforceable under the laws of any place governing its construction or enforcement, this Agreement shall not be void or vitiated thereby, but shall be construed to be in force with the same effect as though such provisions were omitted.

     14. SECTION HEADINGS. The section heading contained herein are for reference purpose only and shall not in any way affect the meaning or interpretation of this Agreement.

     Please confirm that the foregoing correctly sets forth our agreement by executing and returning one copy of this letter agreement.


                                   BERJAYA GROUP (CAYMAN) LIMITED

                                   By:    /s/ TAN KIM POH
                                          --------------------------

                                   Title: Authorized Signatory
                                          --------------------------

                                   Date:  October 25, 1995
                                          --------------------------

ACCEPTED:

ROADHOUSE GRILL, INC.

By:    /s/ JOHN DAVID TOOLE, III
       -------------------------

Title: President
       -------------------------

Date:  October 25, 1995
       -------------------------

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